EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Spero Therapeutics, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 10, 2021

GV 2015, L.P.
By: GV 2015 GP, L.L.C., its General Partner
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Secretary

GV 2015 GP, L.L.C.
By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Secretary

Alphabet Holdings LLC

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Secretary

XXVI Holdings Inc.

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Assistant Secretary

Alphabet Inc.

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Assistant Secretary